Exhibit 3(a)

                          CERTIFICATE OF INCORPORATION
                                       OF
                        SANDBOX ENTERTAINMENT CORPORATION

                     Pursuant to the General Corporation Law
                            of the State of Delaware

                                    ARTICLE I

         The name of the corporation shall be Sandbox Entertainment Corporation.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the Corporation's registered agent is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         The aggregate number of shares that the Corporation shall have authority to issue is Twelve Million (12,000,000) divided into Ten Million (10,000,000) shares of Common Stock, each with par value of $.001, and Two Million (2,000,000) shares of Preferred Stock, each with par value of $.001. The Preferred Stock shall be issued in one series, which shall be designated "Series A Preferred Stock" and consist of Two Million (2,000,000) shares. The terms and provisions are as follows:

         1. Definitions. For purposes of this Article, the following definitions shall apply:

                  (a)  "Company" shall mean the Corporation.

                  (b) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities (other than shares of Preferred Stock) convertible into or exchangeable for Common Stock.
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                  (c) "Employee  Sale" shall mean the sale or grant of any right to purchase (including any option or warrant) shares of Common Stock to any employee, officer or director of, or consultant to, the Company pursuant to any employee, officer, director or consultant plan or agreement adopted or approved by the Board of Directors of the Company, and any exercise of any such right. Employee Sale shall also mean the sale or grant of any right to purchase (including any option or warrant) shares of Common Stock after February 13, 1996 to any bank, equipment lessor or other similar financial institution if and to the extent that the transaction in which such sale or grant is to be made is approved by the Company's Board of Directors.

                  (d) "Liquidation Preference" shall mean eighty cents ($.80) per share for the Series A Preferred Stock.

                  (e) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                  (f) "Original Issue Date" shall mean the date upon which shares of a particular series of Preferred Stock are first issued. For the Series A Preferred Stock, the Original Issue Date shall be February 13, 1996.

                  (g) "Original Issue Price" shall mean eighty cents ($.80) per share for the Series A Preferred Stock.

                  (h) "Preferred Stock" shall mean the Series A Preferred Stock.

         2. Dividends.

                  (a) Dividend Preference. The holders of outstanding shares of Preferred Stock shall be entitled to receive dividends, out of any assets at the time legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of nine percent (9%) of the Original Issue Price per share per annum or, if greater (as determined on an as-converted basis for the Preferred Stock), an amount equal to that paid on the outstanding shares of Common Stock of this Corporation, when, as and if declared by the Board of Directors, provided, however, that the Board of Directors is under no obligation to pay dividends to such holders, and such dividends, if any, shall be noncumulative. No rights shall accrue to the holders of the Preferred Stock if dividends are not declared in any prior year. Such dividends may be payable quarterly or otherwise as the Board of Directors may from time to time determine. If and to the extent that the Board of Directors of the Company shall declare and set aside for payment any other and further amount of cash or property as a distribution, such distribution shall be made with equal priority to the Common Stock and the Preferred Stock, with each share of Preferred Stock being treated for such purpose as if it had been converted into Common Stock at the then-effective Conversion Rate. For such purpose, all shares of Preferred Stock held by each holder of
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Preferred  Stock shall be  aggregated,  and any  resulting  fractional  share of
Common Stock shall be disregarded.

                  (b) Priority of Dividends. The Company shall make no Distribution (as defined below) to the holders of shares of Common Stock in any fiscal year unless and until dividends shall have been paid, or declared and set apart, upon all shares of Preferred Stock.

                  (c) Distribution. As used in this section, "Distribution" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Company) or the purchase of shares of the Company (other than in connection with the repurchase of shares of Common issued to or held by employees, consultants, officers and directors upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

                  (d) Consent to Certain Distributions. The holders of outstanding shares of Preferred Stock shall be deemed to have consented to all distributions or payments to existing or terminated employees, consultants, officers and directors of the Company in connection with the termination of employment by or services to the Company and relating to the repurchase of shares of capital stock issued to or held by such individuals pursuant to agreements with the Company for such repurchases.

         3. Liquidation Rights.

                  (a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, out of the assets of the Company, the Liquidation Preference specified for each share of Preferred Stock then held by them plus an amount equal to all declared and unpaid dividends thereon, if any, to the date that payment is made, before any payment shall be made or any assets distributed to the holders of Common Stock.

                  (b) Priority. If upon the liquidation, dissolution or winding up of the Company, the assets to be distributed among the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the numbers of shares of Preferred Stock held by them multiplied by the Liquidation Preference for such shares of Preferred Stock.

                  (c) Remaining Assets. After the payment to the holders of Preferred Stock of the full preferential amounts specified herein, any remaining assets of the Company shall be distributed ratably to the holders of the Company's capital stock then outstanding, with each share of Preferred Stock being treated for such purpose as if it had been converted into Common Stock at the then effective Conversion Rate (as defined below). For such purpose, all shares of
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Preferred Stock held by each holder of Preferred Stock shall be aggregated,  and any resulting fractional share of Common Stock shall be disregarded. When the holders of the Preferred Stock have received a total distribution per share equal to their Liquidation Preference, any remaining assets of the Company shall be distributed ratably to the holders of the Company's capital stock then outstanding, with each share of Preferred Stock being treated for such purpose as if it had been converted into Common Stock at then-effective Conversion Rate.

                  (d) Reorganization. For purposes of this Section 3, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (b) a sale or lease of all or substantially all of the assets of the Company; in each case, unless the Company's shareholders of record as constituted immediately prior to such acquisition, sale or lease (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity, or unless otherwise agreed by a majority of the outstanding shares of each class of outstanding stock.

         4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid and nonassessable shares of Common Stock that is equal to eighty cents ($.80) divided by the appropriate Conversion Price (as hereinafter defined). The Conversion Price for the Series A Preferred Stock shall be eighty cents ($.80) and shall be subject to adjustment as provided herein. (The number of shares of Common Stock into which each share of Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate" for each such series.) Upon any decrease or increase in the Conversion Price or the Conversion Rate for a series, as described in this
Section 4, the Conversion Rate or Conversion Price for such series, as the case may be, shall be appropriately increased or decreased.

                  (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Rate for such share immediately upon the consummation of a firmly underwritten public offering on Form S-1 (or successor form) that gives the Company a market valuation of at least $25 million and results in proceeds to the Company in the public offering of at least $5 million (net of underwriting discounts and commissions and offering expenses) (a "Qualifying Public Offering").

                  (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder
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would  otherwise  be  entitled,  the  Corporation  shall pay cash  equal to such fraction multiplied by the then fair market value of such fractional shares as determined by the Board of Directors of the Corporation. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to paragraph 4(b)
above,   the   outstanding   shares  of  Preferred   Stock  shall  be  converted
automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the
Corporation  or  its  transfer  agent;  provided  further,   however,  that  the
Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

         The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

                  (d) Adjustments to Conversion Price for Diluting Issues.

                           (i)  Special   Definition.   For   purposes  of  this
paragraph 4(d), "Additional Shares of Common" shall mean all shares of Common Stock issued (or, pursuant to paragraph 4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date of a particular series of Preferred Stock, other than:

                                    (1)  shares  of  Common   Stock   issued  or
issuable upon conversion of shares of Preferred Stock;
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                                    (2)  shares  of  Common   Stock   issued  or
issuable in an Employee Sale;

                                    (3)  shares  of  Common   Stock   issued  or
issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph 4(d)(vi), (vii) or
(viii) hereof,

                           (ii) No Adjustment of Conversion Price. No adjustment
in the Conversion Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than or equal to the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred Stock.

                           (iii) Deemed Issue of Additional Shares of Common.

                                    (1) Options and Convertible  Securities.  In
the event the Corporation at any time or from time to time after the Original Issue Date of a particular series of Preferred Stock shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or exercise of such Options, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 4(d)(v) hereof) of such Additional
Shares of Common would be less than the Conversion Price of such series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                                            (a)  no  further  adjustment  in the
Conversion Price of such series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                            (b) if such  Options or  Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect
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thereto),  and any subsequent  adjustments  based thereon,  shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                            (c)  no  readjustment   pursuant  to
clause (b) above shall have the effect of increasing the Conversion Price of such series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of such Series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price of such Series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;

                                            (d) upon the  expiration of any such
Options of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                                                     i)   in   the    case    of
Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                                     ii) in the case of  Options
for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to paragraph 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised, and

                                            (e) if such  record  date shall have
been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Prices which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Prices shall be adjusted pursuant to this paragraph 4(d)(iii) as of the actual date of their issuance.

                                    (2)  Stock  Dividends.   In  the  event  the
Corporation at any time or from time to time after the Original Issue Date of a particular series of Preferred Stock
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shall  declare or pay any dividend on the Common Stock  payable in Common Stock, and with respect to which no similar Common Stock dividend is to be distributed to holders of such series of Preferred Stock, then and in any such event, Additional Shares of Common shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend.

                           (iv) Adjustment of Conversion  Price Upon Issuance of
Additional Shares of Common. In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph 4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price for the Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price of the Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; and provided further that, for the purposes of this paragraph 4(d)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options, Preferred Stock and Convertible Securities, as the case may be, shall be deemed to be outstanding Common Stock, and immediately after any Additional Shares of Common are deemed issued pursuant to paragraph 4(d)(iii), such Additional Shares of Common shall be deemed to be outstanding.

                           (v) Determination of  Consideration.  For purposes of
this subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                                    (1) Cash and  Property.  Such  consideration
shall:

                                            (a)  insofar as it consists of cash,
be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                            (b)   insofar  as  it   consists  of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                            (c) in the event  Additional  Shares
of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board.
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                                    (2) Options and Convertible Securities.  The
consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                                            (x)  the  total   amount,   if  any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                            (y) the maximum  number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (3) Stock Dividends.  Any Additional  Shares
of Common deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

                           (vi)  Adjustments for Subdivisions or Combinations of
Common. In the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise than by payment of a dividend in Common Stock), into a greater number of shares of Common Stock, the Conversion Prices in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

                           (vii)  Adjustments  for Other  Distributions.  In the
event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock then converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments
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called for during such period under this Section 4 with respect to the rights of the holders of the Preferred Stock.

                           (viii) Adjustments for Reclassification, Exchange and
Substitution. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

                  (e) No Impairment. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section
(b)(4) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

                  (g) Notices of Record Date. In the event that this Corporation shall propose at any time:

                           (i) to declare any dividend or distribution  upon its
Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                           (ii)  to  offer  for  subscription  pro  rata  to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
                                       10
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                           (iii)   to    effect    any    reclassification    or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                           (iv) to merge with or into any other Corporation,  or
sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock at least 20 days' prior written notice of the date on which a record shall be taken for such event (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above.

         Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of this Corporation.

                  (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         5. Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

                  (a) Preferred Stock. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock held by such holder of Preferred Stock could then be converted. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote, unless otherwise required by applicable law. The holders of the Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

                  (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.
                                       11
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                  (c) Election of Directors. The holders of the Preferred Stock, voting together as a single class, shall be entitled to elect one director. All other directors, and any vacancies on the Board of Directors, shall be filled by vote of the holders of the Common Stock and the Preferred Stock, voting together as a single class.

         6. Amendments and Changes.

                  (a) No Series Voting. Other than as provided by law, there shall be no series voting.

                  (b) Approval by Class. As long as any of the Preferred Stock shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or consent as provided by law) of the holders of two-thirds (66-2/3%) of the total number of shares of the Preferred Stock then outstanding:

                           (i)  alter  or  change  the  rights,  preferences  or
privileges of the holders of Preferred Stock materially or adversely;

                           (ii)  amend or repeal  any  provision  of, or add any
provision to, the Company's Certificate of Incorporation or Bylaws;

                           (iii)  increase  the  authorized  number of shares of
Preferred Stock;

                           (iv)  authorize,  create or issue shares of any class
or series of stock having any preference or priority equal or superior to the Preferred Stock with respect to voting, redemption, dividends, or upon liquidation; or

                           (v) amend this Section 6(b).

                  (c) Consent of Class. Consent of the holders of at least two-thirds of all outstanding Preferred Stock shall be required for

                           (i) any  merger,  consolidation,  or other  corporate
reorganization in which the shareholders of the Corporation do not own a majority of the outstanding shares of the surviving corporation; or

                           (ii)   any   transaction   or   series   of   related
transactions in which in excess of 50% of the Corporation's voting power is transferred or in which all or substantially all of the assets of the Corporation are sold.

         7. Notices. Any notice required by the provisions of this Article IV to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage
                                       12
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prepaid,  and  addressed  to each  holder  of record  at such  holder's  address appearing on the books of the Company.

                                    ARTICLE V

         The incorporator of the Corporation and his address is as follows:

                                 Chad M. Little
                       2231 East Camelback Road, Suite 324
                                Phoenix, AZ 85016

                                   ARTICLE VI

         The business and affairs of this Corporation shall be conducted by a Board of Directors, the size of which shall be as established from time to time as set forth in the Corporation's Bylaws. The following named person shall constitute the initial Board of Directors, until his successor or successors are elected and qualify:

                                 Chad M. Little
                       2231 East Camelback Road, Suite 324
                                Phoenix, AZ 85016

                                   ARTICLE VII

         The known place of business of the Corporation is as follows: 2231 East Camelback Road, Suite 324, Phoenix, Arizona 85016. Said place of business shall be subject to change hereafter in accordance with applicable law.

                                  ARTICLE VIII

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however that nothing contained herein shall eliminate or limit the liability of a director of the Corporation to the extent provided by applicable laws (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for authorizing the payment of an unlawful dividend or the an unlawful repurchase of stock pursuant to Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability provided herein shall continue after a
                                       13
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director has ceased to occupy such  position as to acts or  omissions  occurring during such director's term or terms of office.

         No  repeal  or   modification   of  the  foregoing   paragraph  by  the
stockholders of this Corporation shall adversely affect any right or protection of a director existing at the time of such repeal or modification.

                                   ARTICLE IX

         The Corporation shall indemnify any person against expenses, including without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, and to the extent that, such indemnification is permitted and provided for by the laws of the State of Delaware as then in effect.

         No  repeal  or   modification   of  the  foregoing   paragraph  by  the
stockholders of this Corporation shall adversely affect any right or protection of a director or officer existing at the time of such repeal or modification.

                                    ARTICLE X

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this corporation is expressly authorized to make, alter, amend, rescind or repeal the bylaws of the corporation.

                                   ARTICLE XII

         Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

                                  ARTICLE XIII

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XIV

         The Corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

         The undersigned, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby declare and certify that this is his act and deed and the facts herein stated are true, and accordingly have hereunto set his hand this 18th day of April, 1996.

                                      INCORPORATOR:


                                      /s/  Chad M. Little
                                      ---------------------------------
                                      Chad M. Little
                                       15